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                                                                      EXHIBIT 11
                     CPC INTERNATIONAL INC. AND SUBSIDIARIES
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE

($ Millions, except per share amounts)                        Three Months Ended            Nine Months Ended
                                                                 September 30,                 September 30,
                                                            ----------------------        ----------------------
                            PRIMARY                          1997           1996            1997          1996
                                                            -------        -------        -------        -------
Income from continuing operations                           $ 146.4        $ 140.4        $ 259.7        $ 387.8
Less: Preferred stock dividends, net of taxes                   2.9            2.8            8.5            8.4
                                                            -------        -------        -------        -------
Income from continuing operations available to
    common stockholders                                       143.5          137.6          251.2          379.4
Income from discontinued operations                             8.3            7.8             .4           36.6
Loss on disposal of discontinued operations                   (18.2)            --          (82.6)            --
                                                            -------        -------        -------        -------
Net Income - Common Shares                                  $ 133.6        $ 145.4        $ 169.0        $ 416.0
                                                            =======        =======        =======        =======

Weighted average shares outstanding                           143.7          144.3          143.6          145.0
                                                            -------        -------        -------        -------

PRIMARY EARNINGS PER SHARE (a)
Income from continuing operations                           $  1.00        $  0.95        $  1.75        $  2.61
Income from discontinued operations                            0.05           0.05             --           0.25
Loss on disposal of discontinued operations                   (0.12)            --          (0.57)            --
                                                            -------        -------        -------        -------
Net Income                                                  $  0.93        $  1.00        $  1.18        $  2.86
                                                            =======        =======        =======        =======

                         FULLY DILUTED
Income from continuing operations                           $ 146.4        $ 140.4        $ 259.7        $ 387.8
Adjustments to net income:
    Assumed additional cost if ESOP shares
      are fully converted net of certain tax benefits           (.5)           (.6)          (1.9)          (2.0)
                                                            -------        -------        -------        -------
Fully diluted income from continuing operations               145.9          139.8          257.8          385.8
Income from discontinued operations                             8.3            7.8             .4           36.6
Loss on disposal of discontinued operations                   (18.2)            --          (82.6)            --
                                                            -------        -------        -------        -------
Net Income - Fully Diluted                                  $ 136.0        $ 147.6        $ 175.6        $ 422.4
                                                            =======        =======        =======        =======

Weighted average shares outstanding                           143.7          144.3          143.6          145.0
Add incremental shares representing:
    Shares issuable upon exercise of stock options
      based on year-end market price                            1.0             .7            1.0             .7
    Performance incentive shares issuable
      based on year-end market price                             .2             .1             .1             .1
    Shares issuable upon conversion of ESOP shares              4.1            4.2            4.2            4.3
                                                            -------        -------        -------        -------
Weighted average number of shares as adjusted                 149.0          149.3          148.9          150.1
                                                            =======        =======        =======        =======
FULLY DILUTED EARNINGS PER SHARE
Income from continuing operations                           $  0.98        $  0.93        $  1.73        $  2.57
Income from discontinued operations                            0.05           0.05             --           0.24
Loss on disposal of discontinued operations                   (0.12)            --          (0.57)            --
                                                            -------        -------        -------        -------
Net Income                                                  $  0.91        $  0.98        $  1.16        $  2.81
                                                            =======        =======        =======        =======

(a) Incremental shares have not been considered in the computation of primary earnings per share in accordance with generally accepted accounting principles which requires the inclusion only when the dilutive effect is greater than three percent.


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